Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is entered into as of March 5, 2010, by Smoky Market Foods, Inc., a Nevada corporation (“Debtor”), and 70 Limited LLC (“Secured Party”).

RECITALS

A.           Debtor delivered to Secured Party a Secured Promissory Note dated as of even date herewith in the principal amount of $150,000 (the “Note”).

B.           As security for its repayment obligations under the Note, Debtor has agreed to grant Secured Party a security interest in Debtor’s interest in that certain Lease (the “Lease”) dated as of November 12, 2007 by and between Hoo Gee and My Sui Hom, as Lessor, and Debtor, as Lessee, and all equipment and other personal property of Debtor used in the operation of a restaurant located at 29 East Main, Los Gatos, California  95030 (the “Restaurant”) on the terms set forth in this Security Agreement.

NOW, THEREFORE, to that end and in consideration of the premises, covenants and agreements set forth below, and the mutual benefits to be derived from this Security Agreement, and other good and valuable consideration, the parties hereto agree as follows:

1.           Security Interest.  To secure the Obligations (as defined below), Debtor hereby transfers, conveys, assigns, and grants to Secured Party a security interest in the following items (hereinafter, collectively, the “Collateral”):

(a)           Equipment.  All of the Debtor’s Equipment, now owned or hereafter acquired, used in the operation of the Restaurant.  As used herein, the term “Equipment” includes all equipment, machinery, tools, office equipment, supplies, furnishings, furniture, or other items used or useful, directly or indirectly, all accessions, attachments, and other additions thereto, all parts used in connection therewith, all packaging, manuals, and instructions related thereto, and all leasehold or equitable interests therein.

(b)           Lease.  All of the Debtor’s right, title, and interest in and to the Lease.  Debtor hereby irrevocably directs the Lessor under the Lease, to the extent permitted by the Lease, upon Secured Party’s unilateral demand, to recognize and accept Secured Party as the Lessee under the Lease for any and all purposes as fully as it would recognize and accept Debtor and Debtor’s performance thereunder. For so long as Debtor is not in default under the Note, Debtor may exercise all of its rights and privileges under the Lease. Debtor’s rights under the immediately preceding sentence shall immediately cease and terminate upon and during the continuance of any default under the Note.

2.           Obligations.  This security interest is given as security for all indebtedness and obligations owed by a Debtor to Secured Party under the Note (herein referred to, collectively, as the “Obligations”).

3.           Filing.  The Company agrees to sign and deliver one or more financing statements or supplements thereto as Secured Party may from time to time require and to pay all costs of filing such statements.  In addition, Debtor authorizes Secured Party to file a financing statement with respect to the Collateral.

4.           Care of Collateral.  Except to the extent otherwise provided herein and except in the ordinary course of business, Debtor will keep in effect all licenses, permits and franchises required by law or contract relating to the Collateral; keep the Collateral in good repair and be responsible for any loss or damage to it; pay when due all taxes, license fees, and other charges upon the Collateral; and not misuse, conceal or in any way use or dispose of the Collateral unlawfully or contrary to the provisions of this Security Agreement.  Loss of, damage to, or uncollectability of the Collateral or any part thereof will not release Debtor from any of its obligations hereunder.

5.           Default.  A default hereunder will occur if any of the following events occur:  (1) the failure to pay any portion of the Obligations when due; (2) Debtor fails to perform any undertaking or materially breaches any warranty or covenant in this Security Agreement or the Note; (3) Debtor becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors or any proceeding is instituted by or against it alleging that it is insolvent or unable to pay its debts as they mature, which proceeding is not stayed or dismissed within a reasonable time not to exceed ninety (90) days; (4) dissolution of a Debtor; or (5) after the expiration of applicable cure periods, a Debtor continues to be in material default under the Note.  Waiver of any default will not constitute a waiver of any other or subsequent default.

6.           Remedies.  Upon the occurrence of any default hereunder at any time thereafter until such default shall have been cured, Secured Party will have the remedies of a secured party under the Utah Uniform Commercial Code or other applicable law.

7.           General.  The waiver by Secured Party of any breach of any provision of this Security Agreement or warranty or representation herein set forth will not be construed as a waiver of any subsequent breach.  The failure to exercise any right hereunder by Secured Party will not operate as a waiver of such right.  Debtor may not assign its rights or delegate its duties hereunder without Secured Party's written consent.  This Security Agreement may not be altered or amended except by a writing signed by all the parties hereto.  This Security Agreement will be governed by and construed and interpreted in accordance with the laws of the State of Nevada.  Any provision hereof found to be invalid will not invalidate the remainder.  All words used herein will be construed to be of such gender and number as the circumstances require.  This Security Agreement binds Debtor, its successors and assigns, and inures to the benefit of Secured Party, and its successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

DEBTOR:

Smoky Market Foods, Inc.,
a Nevada corporation

By:  /s/ Edward Feintech
Edward Feintech, its CEO

Address:
804 Estates Dr., Suite 100
Aptos, California 95003
Fax: (831) 685-4782

SECURED PARTY:

70 Limited LLC

/s/
By:
Title:  _______________________________

Address:
3554 Wild Cherry Court
Las Vegas, NV
Fax: (702) 898-1974